RCN CORPORATION
LIST OF SUBSIDIARIES                                               Exhibit 21

                                                    State of       PERCENTAGE
Name                                                Incorporation  OWNED
--------------------------------------------------  -------------  ----------

RCN Services, Inc                                   PA                    100%
TEC Air, Inc.                                       DE                    100%
RCN Financial Management, Inc.                      DE                    100%
ENET Holding, Inc.                                  DE                    100%
UNET Holding, Inc.                                  DE                    100%
LME Acquisition Corporation                         NY                    100%
C-TEC Financial Services, Inc.                      NV                    100%
C-TEC Cable Systems, Inc.                           DE                    100%
C-TEC Cable System Services, Inc.                   PA                    100%
RCN of New Jersey, Inc.                             PA                    100%
RCN of Southeast New York, Inc.                     PA                    100%
RCN Telecom Services of Pennsylvania, Inc.          PA                    100%
RCN Telecom Services of Southeast New York, Inc.    NY                    100%
Fiberfone of Pennsylvania, Inc                      PA                    100%
Fiberfone of New Jersey, Inc.                       NJ                    100%
Fiberfone of Michigan, Inc.                         MI                    100%
C-TEC Fiber Systems of New Jersey, Inc.             NJ                    100%
RCN Long Distance Company                           PA                    100%
RCN International Holdings, Inc.                    DE                    100%
RCN Telecom Services, Inc.                          DE                    100%
RCN Operating Services, Inc.                        NJ                    100%
RCN Telecom Services of Illinois, Inc.              IL                    100%
RCN Telecom Services of Maryland, Inc.              MD                    100%
RCN Telecom Services of Massachusetts, Inc.         MA                    100%
RCN Telecom Services of Michigan, Inc.              MI                    100%
RCN Telecom Services of New York, Inc.              NY                    100%
RCN Telecom Services of Washington, Inc.            WA                    100%
RCN Telecom Services of Delaware, Inc.              DE                    100%
RCN Telecom Services of California, Inc.            CA                    100%
RCN Telecom Services of Philadelphia, Inc.          PA                    100%
RCN Telecom Services of New Jersey, Inc.            NJ                    100%
RCN Telecom Services of Virginia, Inc.              VA                    100%
RCN Telecom Services of Washington, D.C., Inc.      DC                    100%
RCN Telecom Services of Maine, Inc.                 ME                    100%
RCN Telecom Services of New Hampshire, Inc.         NH                    100%
RCN Telecom Services of Vermont, Inc.               VT                    100%
RCN Telecom Services of Rhode Island, Inc.          RI                    100%
RCN Telecom Services of Connecticut, Inc.           CT                    100%
FNY Holding Company, Inc.                           NY                    100%
RCN Corporate Services, Inc.                        NJ                    100%
RCN Financial Services, Inc.                        DE                    100%
Freedom New York L.L.C.                             DE                    100%
RCN-BecoCom, LLC                                    MA                     51%
Starpower Communications, LLC                       DE                     50%
Homelink Limited Partnership                        NJ                 80.355%

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